EXHIBIT 23.1


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

         We have issued our report dated February 1, 2002, accompanying the consolidated financial statements of ONTRACK Data International, Inc. and subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 2001, as amended, which is incorporated by reference in this Registration Statement (Form S-8). We consent to the incorporation by reference in the Registration Statement of the abovementioned report.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
June 7, 2002